Exhibit 99.1

Implant Sciences Extends Credit Agreements with DMRJ Group LLC

DMRJ Cites TSA Air Cargo Screening Qualification and European Passenger and Cargo Screening Certification

Wilmington, MA – November 14, 2013 – Implant Sciences Corporation (OTCQB:IMSC), a high technology supplier of systems and sensors for homeland security markets, today announced that it has renegotiated its credit agreements with its senior secured lender, DMRJ Group LLC.

DMRJ has agreed to extend the maturity of all Implant Sciences' indebtedness from March 31, 2014 to September 30, 2014. No other terms or conditions of the credit agreements were changed.

DMRJ’s David Levy commented, "Implant Sciences continues to solidify its position as a leader in the Explosives Trace Detection market.  The Company’s QS-B220 Desktop Trace Detector has successfully achieved certification with the Service Technique de l’Aviation Civile (“STAC”), the French civil aviation authority, for passenger and cargo screening, was accepted into the “Qualified” section of the TSA’s Air Cargo Screening Technology List, and is progressing through the TSA’s Systems Integration Facility toward qualification on the TSA’s Qualified Product List for passenger checkpoint and checked baggage screening. Extending the credit facility with Implant Sciences clearly demonstrates our confidence in the continued success of Implant Sciences.”

Implant Sciences’ President and CEO Glenn D. Bolduc added, "Once more, DMRJ has demonstrated their confidence in Implant Sciences and belief in our future.  We have been partners for almost five years and they continue to be extremely supportive of Implant Sciences and our initiatives, for which we are most appreciative.”

About the QS-H150 Handheld Explosives Trace Detector

The QS-H150 utilizes Ion Mobility Spectrometry (IMS) technology, providing fast, accurate detection of trace amounts of a wide variety of military, commercial, and homemade explosives. Built with no radioactive materials and featuring a low-maintenance, self-calibrating, and self-clearing design, the QS-H150 provides very high levels of operational availability. The QS-H150 has been proven to perform well in a wide variety of temperatures and challenging environments, from humid jungles to dry, sand swept deserts.

About the QS-B220 Desktop Explosives Trace Detector

The QS-B220 uses Ion Mobility Spectrometry (IMS) to rapidly detect and identify trace amounts of a wide variety of military, commercial, and homemade explosives. With significantly lower maintenance requirements than competing systems, the QS-B220 can be deployed for a much lower total cost of ownership than other approved products. Featuring a radioactive material-free design, push-button maintenance and diagnostics, and a patented inCal™ internal automatic calibration system, the QS-B220 brings new levels of performance and convenience to desktop trace detection users with unsurpassed ease of use.

About Implant Sciences

Implant Sciences is the leader in next generation Explosives Trace Detection (ETD) technology. In October 2013, the Company became the third ETD manufacturer, and the sole American-owned company, to currently have product qualification from the US Transportation Security Administration. Implant Sciences develops, manufactures and sells sophisticated sensors and systems for Security, Safety, and Defense (SS&D) markets. The Company has developed proprietary technologies used in its commercial explosives and narcotics trace detection systems, which ship to a growing number of locations domestically and internationally. Implant Sciences’ QS-H150 portable explosives trace detector has received Qualified Anti-Terrorism Technology Designation and, in addition to receiving TSA qualification for air cargo screening and certification by Service Technique de l’Aviation Civile in France for passenger and air cargo screening, the Company’s QS-B220 has also received Qualified Anti-Terrorism Technology Designation by the U.S. Department of Homeland Security under the Support Anti-terrorism by Fostering Effective Technology Act of 2002 (the SAFETY Act). For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that we will be required to repay all of our indebtedness to our secured lender, DMRJ Group, by September 30, 2014; if we are unable to satisfy our obligations to DMRJ and to raise additional capital to fund operations, DMRJ may seize our assets and our business may fail; we continue to incur substantial operating losses and may never be profitable; our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern; our explosives detection products and technologies (including any new products we may develop) may not be accepted by the Transportation Security Administration or by other U.S. or foreign government and law enforcement agencies or commercial consumers of security products; economic, political and other risks associated with international sales and operations could adversely affect our sales; liability claims related to our products or our handling of hazardous materials could damage our reputation and have a material adverse effect on our financial results; our business is subject to intense competition; our markets are subject to rapid technology change and our success will depend on our ability to develop and introduce new products; we may not be able to retain our management and key employees or identify, hire and retain additional personnel as needed; we may not be able to enforce our patent and other intellectual property rights or operate without infringing on the proprietary rights of others: and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including our most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management’s current expectations and assumptions which could differ materially from the forward-looking statements.

Contact:

Implant Sciences Corporation
Company Contact:
Glenn Bolduc, CEO
978-752-1700
gbolduc@implantsciences.com

or

Investor Contact:
Laurel Moody
646-810-0608

lmoody@corporateprofile.com